Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEventssm

STAK—Staktek to Acquire Southland Micro Systems

Event Date/Time: Aug. 21. 2007 / 2:30PM ET

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

CORPORATE PARTICIPANTS

Stephanie Lucie

Staktek Holdings, Inc.—General Counsel

Wayne Lieberman

Staktek Holdings, Inc.—President and CEO

Kirk Patterson

Staktek Holdings, Inc.—CFO and SVP

CONFERENCE CALL PARTICIPANTS

Nehal Chokshi

Thomas Weisel Partners—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Staktek conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to Ms. Lucie. Please go ahead.

Stephanie Lucie—Staktek Holdings, Inc.—General Counsel

Good afternoon and welcome. I’m Stephanie Lucie, General Counsel of Staktek. Joining me today are Wayne Lieberman, Staktek’s President and Chief Executive Officer, and Kirk Patterson, Staktek’s Senior Vice President and Chief Financial Officer. Today’s call is focused on our signing a definitive agreement to acquire Southland Micro Systems. Following the conclusion of our prepared remarks, we will open the call up for a Q&A session. A press release outlining the transaction was distributed earlier today. If you have not received a copy of the press release, you can find it on our Web site.

At this point I’d like to remind you that during the course of this conference call, we will make projections or other forward-looking statements regarding, among other things, our belief that Southland will be a strong complement to our business, and that the acquisition will benefit Staktek in several key areas, including increasing our technology content by providing a platform to expand into other markets, increasing our revenue, and meeting our overall vision of becoming a leading supplier of IP solutions. Please keep in mind that these statements are predictions that are subject to risks and uncertainties that may cause the actual results to differ materially. For additional discussion of risk factors that could cause the actual results to differ materially from our current expectations, please refer to our press release dated today, our Form 10-K filed on March 8, 2007, as well as our other filings made with the Securities and Exchange Commission. In addition, we assume no obligation to update any statements made during today’s call.

I will now turn the call over to Staktek’s President and CEO, Wayne Lieberman.

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

Thank you, Stephanie, and good afternoon, everyone. As noted in today’s press release, we are very excited to announce that we have signed a definitive agreement to acquire Southland Micro Systems. We believe Southland will be a strong complement to our existing business. The combined entity will provide for expanded opportunities to deploy our IP to top-tier server OEMs and data center end customers.

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

During today’s call, I would like to give you a brief overview of Southland, provide some additional depth around the strategic rationale and benefits associated with the merger, and outline the key financial attributes of the transaction.

Southland is a leading provider of memory products and services, and employs approximately 80 people in Irvine, California. It is a well-established memory solutions supplier and has a unique business model and a broad customer base. It has a very experienced management team, as well as a long history of providing memory solutions, including ArctiCore, to tier one and tier two server OEMs, datacom, storage and industrial customers.

The two companies already have an established relationship through our joint efforts on ArctiCore. In addition, the companies share similar strengths in areas such as engineering capabilities, electronic test and manufacturing, semiconductor component vendor relationships, and supply line management. Strategically, the transaction supports our vision of becoming a leading supplier of intellectual property solutions, enabling high-performance and power-efficient servers and data centers. It achieves that goal by making our intellectual property more accessible to server OEMs and end customers through the addition of the well-established Southland sales channel.

The addition of the Southland engineering team also enhances our overall capabilities, strengthening our ability to provide value-added solutions to our target markets. Most importantly, our customers will benefit from the merger in several key areas.

First, the combined entity will be able to provide optimized high-density and thermally-enhanced module solutions. Server OEMs and data center end customers will now have direct access to Staktek IP.

Next, customers will see an increase in the availability of Staktek IP, as this adds another source of supply. We will continue to support existing channel partners as an alternate source or licensor. In fact, our direct efforts should benefit those channel partners by deploying Staktek technologies to create end customer pull.

Finally, customers now have increased inventory flexibility in that we can provide both modules and stacks in order to meet ever-changing demand requirements and inventory needs.

As consideration for the transaction, the definitive agreement provides that Staktek will pay stockholders of Southland $18 million in cash at closing, and will assume approximately $5 million in debt. In addition, during the two-year period following closing, Southland stockholders will be entitled to receive additional consideration of $7 million in cash or shares of Staktek common stock, should certain financial growth goals be achieved. The acquisition is expected to be completed within approximately 30 days.

In summary, we believe that the transaction we are announcing today will benefit Staktek in several key areas. Strategically, it increases our technology content in major OEM server products. In addition, it provides a strong platform to expand into other market segments for the target customer base. Also, it should provide a mechanism to better enable us to achieve higher revenue and improved profitability. There are some potential cost-saving opportunities through operational efficiencies, but the primary driver of the transaction is the major step it provides toward meeting our overall vision of becoming a leading supplier of intellectual property solutions, enabling high-performance and power-efficient servers and data centers.

This concludes my prepared remarks. Operator, we will now open the call for a question-and-answer period. Please clearly state your name and company prior to asking your question. Operator?

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). At this time there are no questions in the queue. Please stand by for your first question.

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

We’re unable to hear, operator.

Nehal Chokshi—Thomas Weisel Partners—Analyst

Can someone hear me? This is Nehal Chokshi in for Doug Reid. Can you guys hear me?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

Yes.

Nehal Chokshi—Thomas Weisel Partners—Analyst

Excellent. I wanted to ask, is there any overlap with the revenue stream that Southland currently has with Staktek? And can you also provide some sort of range as far as what is Southland’s current revenue per year?

Kirk Patterson—Staktek Holdings, Inc.—CFO and SVP

There really isn’t much of any overlap with the current revenue stream. And what we can tell you is, from a historical standpoint, in 2006 Southland’s revenue was roughly $24 million.

Nehal Chokshi—Thomas Weisel Partners—Analyst

Can you talk about what is their gross and operating margins with respect to and how that would influence Staktek’s gross and operating margins?

Kirk Patterson—Staktek Holdings, Inc.—CFO and SVP

Again, historically, if you look at ‘06, the gross margin for Southland is mid-teens, roughly 15%. Ours in the second quarter was in the low 30s. So we’ll have a blended average somewhere in between there.

Nehal Chokshi—Thomas Weisel Partners—Analyst

Okay. So, clearly, you guys will be getting into new addressable markets. Do you have any sort of guidance as far as how large these addressable markets are?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

We believe they’re quite large. We’ve structured the — as we noted, there’s a heavy element of earn-out here associated with the acquisition, based on what I would call material and significant growth associated to achieve that, which we believe is available in the markets that we’re targeting, which is the high-density area of the server space.

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

Nehal Chokshi—Thomas Weisel Partners—Analyst

Final question for me is how do you see headcount changing? Essentially, how big is Southland at this point in time? Can you talk a little bit more about the cost savings that you possibly could see, cost savings and operational efficiencies?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

The first part is that they have approximately 80 people. And one of the reasons that we’re doing this is to try to provide more selection of product into the market to help our partners’ whole business as well. So the concept here is that we’re putting ourselves in a position where we’re going to do further investment into trying to get more reference designs and designs available. The Southland situation puts us into a great situation, where whether our partners that are licensees sell product or we sell product, it almost doesn’t matter. We have both ends of that as the licensee of the technology, and also as the supplier as well.

The ability to produce that would require that we keep the current staff, and maybe beef up even a little bit more on the engineering side, to help us to get more reference designs out. We have very strong partnership with SMART Modular, and we want to make sure that we make more designs available for them to sell as well, and that we can adequately provide backup for that. And we have major semiconductor vendors that are also partners, and we need to provide them with more solutions to sell as well. Our concentration will be entirely on areas where our intellectual property comes to play in the subset, and we think that may require a little bit more investment.

Now, in terms of the second part of your question, which is operational efficiencies, we have capacity in Mexico to increase our overall capacity of production, and Southland also has a facility in Orange County that has very high average capacity itself. So we will be doubling or more our capacity to be able to produce.

Nehal Chokshi—Thomas Weisel Partners—Analyst

Thank you. Understood. I do have one last question, actually. What — does Southland — how large is their IP portfolio, I guess, in terms of patents or trademarks, copyrights, things like that, in relation to Staktek’s patent portfolio?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

Staktek’s patent portfolio is second to none in the industry. If you were to look at the patents issued, we believe that we have more patents issued than probably all of the major competitors that we have, and even if you were to add our customer base in there as well, combined. It’s that strong. And we believe we have over 220 patents either issued or pending at the current time. Southland itself does not bring any more additional patents to that portfolio. As we said before, it’s more related to their ability to help us get the intellectual property designed into the end user for purchase either by us through the semiconductor vendors, or through our partners, Southland — I’m sorry — SMART Modular and (inaudible).

Nehal Chokshi—Thomas Weisel Partners—Analyst

That’s very helpful. Thank you very much.

(technical difficulty)

Kirk Patterson—Staktek Holdings, Inc.—CFO and SVP

We can’t hear you, Doug.

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

Unidentified Participant

You can’t hear me?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

You have to speak up. Repeat your question back.

Unidentified Participant

Can you hear me better now?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

There you go.

Unidentified Participant

Okay. I didn’t even know I was queued.

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

We see you in the queue; that’s why we knew it was you.

Unidentified Participant

Could you talk a little about what the earnings effect will be on Stak going forward? Is this accretive, dilutive? Kind of what’s the expectations of what would make it accretive?

Kirk Patterson—Staktek Holdings, Inc.—CFO and SVP

A big piece of it, as Wayne said, is in the earn-out going forward. And that earn-out is based on achieving some pretty significant growth milestones. If you — and that earn-out, for the most part, will be reported as compensation if it’s achieved. So if you exclude that earn-out, then we think it would be accretive in 2008 definitely. But if you include that earn-out as compensation expense, it won’t be. But we’ll separately identify that going forward as to how much that is.

Unidentified Participant

So in the wonderful world — that’s the wonderful world of make believe accounting. But the reality is on a cash flow basis, if you do well, you’ll have a positive cash flow from this acquisition in 2008.

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

Yes, or sooner. And just to give further color on Kirk’s comment, the earn-out is set up, as I said, for material and substantial growth. We don’t know the extent of that. They could blow through that and make it extremely accretive. We just don’t know.

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

Unidentified Participant

Given the physical location, will this be run as a separate division of the Company?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

We have — as you know, we have an almost 400-person-strong division in Mexico, and we run [that one] pretty effectively from here. And they will — they have their own independent management team in Mexico, and they’ll have their own independent management team in Orange County. So we feel that we can let them run fairly autonomously with a centralized vision and still do okay. They have a strong management team, so we don’t anticipate doing anything there other than letting them run their business.

Unidentified Participant

Kirk, tax rates. Being a resident of the great state of California, is this going to change the corporate tax rate?

Kirk Patterson—Staktek Holdings, Inc.—CFO and SVP

I don’t think it will change it materially, Doug.

Unidentified Participant

Can we talk a little about what you can do to get from the newly acquired company gross margin improvements?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

Again, I think that the difference is that as a stand-alone, Doug, they had to compete in areas that were not in an area where they had intellectual property that was owned by them. And the fact is that we are not trying to make a general push into the [dem] market. What we’re trying to do is make the intellectual property more available through us for our partners, or through the semiconductor players. And by having a stronger IP content, we feel we can do a little bit better than the industry average on their side on the margins. But our blended margin rate, because the stacking business is still strong, will be higher than their average rate.

Unidentified Participant

So if I take that—if I’m hearing correctly, there’s a small piece of the revenues that you’ll probably end up over time passing on, and then your intellectual property will also help with the existing business that you want to keep getting margins out (inaudible)?

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

That’s right.

Operator

At this time there are no further questions. I would like to turn the call over to Mr. Wayne Lieberman for closing remarks.

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FINAL TRANSCRIPT

Aug. 21. 2007 / 2:30PM, STAK—Staktek to Acquire Southland Micro Systems

Wayne Lieberman—Staktek Holdings, Inc.—President and CEO

We thank you for participating in the conference call today. Should you have additional questions, please e-mail us at investors@Staktek.com, or contact Kirk directly to schedule a conference call or a site visit at our headquarters in Austin. Additionally, we encourage you to visit our Web site frequently for updates on our activities and to register for e-mail alerts regarding updates of future events and corporate developments. Thank you again. Operator, you may now disconnect the call.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

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